Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, David R. Odenath, president of Legg Mason Investment Counsel Maryland Tax-Free Income Trust, a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end September 30, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ David R. Odenath	November 27, 2009
David R. Odenath	Date
President

Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, Kaprel Ozsolak, chief financial officer and treasurer of Legg Mason Investment Counsel Maryland Tax-Free Income Trust, a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end September 30, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ Kaprel Ozsolak	November 27, 2009
Kaprel Ozsolak	Date
Chief Financial Officer and Treasurer